Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-196389 on Form S-8 of our report dated June 29, 2020, appearing in this Annual Report on Form 11-K of the Stewart 401(k) Savings Plan for the year ended December 31, 2019.

/s/ Weaver and Tidwell, LLP
Houston, Texas
June 29, 2020